Exhibit 10.36

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 203.406

TOLL MANUFACTURING AGREEMENT

THIS TOLL MANUFACTURING AGREEMENT (the “Agreement”), signed on September 30th, 2010, is made and entered into by and among Agro Industrie Recherches et Développements, S.A., a French entity (“ARD”), Bioamber, S.A.S., a French entity (“Bioamber”) and DNP Green Technology, Inc., a Delaware corporation (“DNP Green”).

PRELIMINARY STATEMENTS

WHEREAS DNP Green, ARD and Bioamber have signed a Transitional Work Plan Agreement as of September 30th, 2010 (the “Transitional Work Plan Agreement”) providing for the possible entry into force of a Toll Manufacturing Agreement;

WHEREAS, Bioamber agrees to grant, for the duration of this Agreement, to ARD a non-exclusive, worldwide, royalty free license to any intellectual property rights (“IP”) (i.e. any required licensed patents and licensed know-how granted by DNP Green to Bioamber as defined in the License Agreement between DNP Green and Bioamber dated 25 September 2008, with the exclusion of the Derivative Products) required solely for ARD to perform its obligations as defined in this Agreement. ARD shall have the right to sublicense any of the aforementioned rights to third parties. ARD’s permitted use of the rights granted pursuant to the aforementioned license or sub-licenses shall be solely limited to the performance by ARD of its obligations provided in this Agreement.

WHEREAS DNP Green accepts to warrant the performance by Bioamber of all its obligations mentioned in this Agreement.

WHEREAS ARD and Bioamber now wish to agree on the terms and conditions of such Toll Manufacturing Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, and intending to be legally bound hereby, the parties agree as follows:

STATEMENT OF AGREEMENT

1.	TOLL MANUFACTURING

1.1

Bioamber hereby agrees to retain the services of ARD for the production of succinic acid (the “Product”), at ARD’s succinic acid demonstration plant, possessing an initial annual production capacity of [***] and located at Pomacle,

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France, adjacent to the Chamtor wheat mill (“Demonstration Plant”), for a quantity of Product limited to the production capacity of such demonstration plant and according to the terms and conditions provided in this Agreement, it being understood that the Demonstration Plant capacity is expected to increase over time as a result of improved fermentation titers or improved recovery yields.

ARD shall provide such services to Bioamber on an exclusive basis, and ARD agrees that, for the term of this Agreement, no other activity will be conducted at the Demonstration Plant without the prior written approval of Bioamber. In the event that the Demonstration Plant is not operating at full capacity, ARD will have the ability to propose to a third-party manufacturing services in the Demonstration Plant to produce non-succinic acid related products, in order to reduce labor costs for Bioamber. Such third party manufacturing services shall be at Bioamber’s sole discretion and Bioamber shall be under no obligation to accept the production of non-succinic acid related products. For the avoidance of doubt, in the event that ARD does not find a third- party duly approved by Bioamber accepting to enter into a manufacturing contract in the Demonstration Plant to produce non-succinic acid related products, Bioamber shall have to pay to ARD all the labor costs borne by ARD as provided in this Agreement resulting directly from the Demonstration Plant not operating at full capacity. DNP Green shall also have the right to propose a third party for manufacturing services to reduce labor costs, subject to the approval of ARD; should ARD not give its approval, Bioamber shall have to pay ARD according to the provisions hereinabove.

2.	SPECIFICATIONS

2.1	ARD agrees that it shall manufacture the Product in accordance with the specification sheets listed in the Transitional Work Plan Agreement and attached hereto as Schedule W (the “Product Specifications”). The parties recognize that the Product Specifications are subject to change over the term of this Agreement. After each production batch, and at any other time upon Bioamber’s request, ARD shall deliver to Bioamber samples of the Product manufactured by ARD and the results of its analytical tests.

2.2	In the event of a material change of the Product Specifications that would trigger additional costs and/or a material change to the production process, and/or material change of schedule for ARD, Bioamber shall assume such additional costs through the adjustment of the Target Usage Factors and the consequent Price paid by Bioamber for a metric ton of succinic acid produced.

3.	LABELLING AND PACKING

3.1.	ARD shall package and label the Product so as to conform with the specifications relating to labelling and packing (the “Packaging Specifications”) provided from time to time by Bioamber. ARD shall be solely responsible for insuring that the Product is labelled and packed in conformity with the Packaging Specifications.

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3.2.	ARD shall supply at Bioamber’s cost the material required to effect the labelling and packing of the Product (the “Packing Materials”). ARD will be responsible for the quality of the Packing Materials. In the event of a change to the Packaging Specifications that would trigger additional costs and/or change of process or material change of schedule for ARD, Bioamber shall pay any additional costs related therewith.

4.	MODIFICATIONS TO THE SPECIFICATIONS

4.1	ARD will not make any changes in the specifications covering the manufacturing or processing of the Product or the production process without the express written consent of Bioamber. Bioamber may modify the Product Specifications, the Packaging Specifications or the Quality Standards (as defined in Section 5.2 below) by giving written notice of such change to ARD. Any change in the Product Specifications or the Packaging Specifications that would have an adverse effect on the production costs or schedule of the Product or on the process will be subject to good faith negotiations by the parties as to modifications in the Price and/or delivery schedule of the Product. ARD shall not be required to implement any changes in the Product Specifications or in the Packaging Specifications to the extent that these changes are impracticable as a result of a cause or causes outside the reasonable control of ARD, including without limitation infeasible technological requirements or to the extent the approval of the changes would require ARD to violate any applicable laws, rules or regulations or would result in the breach of any agreement, including without limitation, any confidentiality, non disclosure, or license agreement.

5.	CONTROL AND QUALITY

5.1.

A Steering Committee will be put in place following the entry into force of this Agreement, consisting of one representative designated by Bioamber from time to time and one representative designated by ARD from time to time. Such committee (i) will oversee the application of this Agreement and any process development or optimization work and (ii) shall remain in force until the termination of this Agreement. In the event of any disagreement, the parties undertake to cooperate with diligence and good faith in order to find an amicable solution to any dispute that may arise between them, it being understood that Bioamber, as exclusive beneficiary of the Demonstration Plant and the party liable for the operational cost of the Demonstration Plant during the term of this Agreement, shall make the final decision. If an amicable solution is not found and agreed to between the members of the Steering Committee with respect to any disagreement within a period of two (2) weeks from its occurrence, Bioamber shall have the sole authority to make a final decision regarding the concerned disagreement. In the event that Bioamber imposes a decision that ARD does not agree with, and ARD notifies Bioamber of its objection in writing, indicating the

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reasons for its objection, Bioamber shall be responsible for any cost related to lost batches or partially lost batches that are the direct result of the decision imposed by Bioamber, if ARD has complied with all standard operating procedures and fulfilled its obligations under this Agreement, subject to all applicable laws.

5.2.	ARD is to manufacture the Product in accordance with the Product Specifications and the prescribed quality norms and standards of good workmanship, as determined by Bioamber in collaboration with ARD (the “Quality Standards”) as attached in Schedule X. The Quality Standards may be amended, as provided for in Section 4.1. In case of change of the Quality Standards that would trigger important additional costs and/or important changes to the process or an important change of schedule for ARD, the Parties agree to find an amicable solution in their mutual interest.

5.3.	ARD and Bioamber shall conform to all applicable laws and regulations relating to manufacturing, processing, storing and shipping of Product.

6.	EXCLUSIVE RIGHTS

6.1.	Except as may be otherwise provided in this Agreement, ARD covenants to manufacture and furnish the Product exclusively to Bioamber or parties designated by Bioamber subject to QC Release by Bioamber. Furthermore, ARD covenants that it shall in no way apply any aspect of the IP to which ARD may have access in connection with this Agreement in the manufacture of the Product for third parties unless expressly authorised by Bioamber.

7.	PRICE

7.1	The parties agree that, in consideration of the manufacture by ARD of the Product in accordance with the terms of this Agreement, Bioamber will pay to ARD, (i) 50% of the capital investments or equipment leasing required for new unit operations related to improving product quality, and (ii) the following:

7.1.1	A price calculated in Euros per metric ton of Product produced by ARD according to the terms of this Agreement, duly approved by Bioamber in accordance with the terms of Section 9 and being QC Release by Bioamber, which price shall be calculated as follows: the Target Usage Factors listed in Schedule Y attached hereto or in effect at that time, multiplied by the Ingredients’ unit cost then in effect [***], which amount shall be adjusted periodically, in the following manner:

(i)	[***];

(ii)	[***];

7.1.2	A tolling fee of [***] of any amount paid by Bioamber to ARD as provided in subsection 7.1.1 above;

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7.1.3	One Hundred percent (100%) of the labor costs related to [***] Any new hiring of staff will be subject to the prior written consent of Bioamber, it being understood that any increase in labor costs resulting from laws or applicable regulations, as well as a 3% annual increase in employees’ salaries, shall not be subject to Bioamber consent. Any changes to the labor costs listed in Schedule Z will require the prior written consent of Bioamber which shall act reasonably taking into account the content of this paragraph.

8.	INVOICES, PAYMENT

8.1.	ARD shall submit original invoices to Bioamber in form, substance and format reasonably acceptable to Bioamber, on a monthly basis, within forty-five (45) days following each month during which this Agreement will be in force. All invoices must reference Bioamber’s Purchase Order number, contain an itemization of the amount of Product provided in connection with the applicable invoice period and any other information reasonably requested by Bioamber, including the invoices received by ARD related to any costs to be borne by Bioamber pursuant to the Agreement, and must otherwise comply with the provisions of this Agreement and such reasonable requirements as may be prescribed by Bioamber from time to time. Invoices shall be addressed as directed by Bioamber.

Bioamber is to pay any undisputed invoice submitted by ARD concerning the Product within fifteen (15) days of receipt of such invoice.

9.	DELIVERY

9.1.	The Product ordered by Bioamber shall be delivered on behalf and under the sole liability, ownership and risk of Bioamber as from QC Release (as hereinafter defined) to the place and as per the schedule of delivery indicated by Bioamber in the Purchase Order duly approved by ARD (as provided in Section 10 below).

The parties agree that ARD will organise and monitor, in the name and on behalf of Bioamber, the shipping of the Product from its premises to Bioamber’s clients locations or to any other place mentioned by Bioamber in the Purchase Order. Any costs of delivery from ARD premises to Bioamber’s clients locations will be paid entirely by Bioamber and any liability with respect to this delivery shall be fully borne by Bioamber.

9.2.

The acceptance of the Product and the payment thereof (as provided in Section above), by Bioamber, shall at all times take place under reserve of inspection and approval by Bioamber that shall be completed by Bioamber no later than ten (10) business days after having received the analytical data from the Demonstration Plant and the ARD analytical labs that is needed to prepare a certificate of

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analysis. Bioamber shall have the right to refuse all or part of the production at no cost to itself, in consideration of the fact that the Product does not conform with the Purchase Order. Bioamber may issue reservation and make claims by email with confirmation of receipt sent to ARD within ten (10) business days after having received the analytical data from the Demonstration Plant and ARD analytical labs in the conditions set forth in Section 11, it being understood that the Bioamber inspection is to be undertaken after the toll manufacturing of a batch by ARD is completed and the analytical data has been communicated to Bioamber. ARD shall be in position to remedy the reservations and claims at any time within thirty (30) days as of the reception of the above mentioned reservations and claims. ARD shall be responsible for all costs reasonably incurred for unpacking, inspection, repacking and storing of any Product refused by Bioamber by virtue of this Section 9.2 and ARD shall pay such costs upon presentation of documents as proof. For sake of clarity, should Bioamber avail itself of any of its rights provided in this Section 9.2, the title of ownership and the risk of loss shall not be transferred to Bioamber and ARD shall thus be responsible for any costs or loss.

In the event of any disagreement between ARD and Bioamber stemming from the refusal by Bioamber to approve any Product in connection with Bioamber’s right of inspection and approval provided in this subsection 9.2, ARD and Bioamber agree to jointly designate a qualified third party analytical lab who shall proceed with another analysis of the concerned Product and shall determine if such Product is in accordance or not with the Purchase Order. Such jointly designated third party shall have the authority to make a final decision with respect to such disagreement.

9.3.	If a force majeure event, as defined hereafter, occurs between the receipt of the Purchase Order and the stated date for the delivery of the Product, and if this event prevents delivery within the time period stated on the Purchase Order forms, ARD must inform Bioamber immediately by fax or e-mail with confirmation of receipt within 3 (three) business days at the latest as of the occurrence of the force majeure event.

If ARD does not comply with the provisions stipulated in the preceding paragraph, it shall not be able to rely on any event of force majeure.

9.4.	Neither party may be held liable towards the other for any breach of its obligations hereunder if the sole cause of such breach is a force majeure event.

A force majeure event means an event beyond the control of the party which has not performed its obligation, such as strikes, natural disaster, social unrest, war, unavailability of means of transport, embargo.

The performance of obligations shall resume its normal course as soon as the force majeure event has ceased.

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If the force majeure event lasts longer than a period of three months, each party shall have the option of automatically terminating this Agreement without damages due from either side.

10.	PURCHASE ORDER

10.1.	ARD shall manufacture the Product as provided in purchase orders received from Bioamber (“Purchase Orders”). In the event ARD is to proceed with the shipment of any Product, it is agreed that any such shipment of Products shall be made by ARD on behalf and under the sole liability, ownership and risk of Bioamber as from QC Release, it being understood that any cost resulting from the delivery as from QC Release shall be borne by Bioamber. ARD shall insure that each order complies with the quantities and dates of shipping indicated in the applicable Purchase Order. It is expressly understood that the terms and conditions of this Agreement along with the quantities of the Product and the dates of shipping indicated in a Purchase Order, will govern the sale of such Product notwithstanding any contradictory, additional or different terms and conditions that may be contained within a Purchase Order, in an acknowledgement, invoice or receipt or any kind of communication between the parties.

10.2.	The Purchase Orders shall be sent to ARD by email with confirmation of receipt. The Purchase Orders must, in particular, mention the quantity and the date of delivery.

10.3.	The delivery dates related to the Purchase Orders are subject to confirmation by ARD, taking into account ARD’s production schedule, work in progress and the availability of raw material. In the event ARD is not able to respect a delivery date, the parties will agree to a revised delivery date. The Purchase Orders shall be deemed to have been accepted by ARD if it has not made any written reservations in relation to them within eight (8) business days after the date of the confirmation of receipt of the corresponding email, it being specified that the aforesaid reservations must in any event be formally accepted by Bioamber.

11.	PROPERTY AND RISKS

11.1.

Title of ownership and the risks involved in the loss of the Product shall be transferred from ARD to Bioamber when the Product have been reviewed by Bioamber according to the provisions of section 9 and Bioamber is satisfied that such Product meets the Product Specifications and Packaging Specifications. Upon Bioamber’s written notification to ARD that such Product is in accordance with the Product Specifications and Packaging Specifications, the Product will be released from quarantine. ARD will then affix the seals on the bags in order to prevent any modification of the Product and Bioamber will therefore assume title of ownership as well as any risk associated with such ownership (“QC Release”). No Product shall leave the warehousing facility within the Demonstration Plant or be delivered to the designated carrier as provided in Section 9.1 prior to having

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been QC Release and having been closed with seals. Bioamber shall commit to complete the QC process in order to limit as much as possible the level of ARD Products inventory.

12.	REPRESENTATIONS AND WARRANTIES

12.1.	ARD represents and warrants to Bioamber:

12.1.1.	That at the time of the QC Release, ARD will be the sole owner of the Product and that the said Product will be free of any lien, will not be liable to seizure or garnishment and will not be subject to any right or claim from third parties. That the Products, when delivered to Bioamber, will comply with the Product Specifications, the Packaging Specifications and has been produced in compliance with the standard operating procedures and master batch records defined in the Work Plan attached to the Transitional Work Plan Agreement in addition to any other requirement, terms and conditions as provided for in this Agreement.

Notwithstanding the preceding, in the event that Bioamber imposes a decision that ARD does not agree with related to the Product Specifications, the Packaging Specifications, the standard operating procedures and/or the master batch records of any Product to be manufactured by ARD in connection with this Agreement, and ARD notifies Bioamber of its objection in writing, indicating the reasons for its objection, then, if ARD has complied with all applicable standard operating procedures and master batch records and fulfilled its obligations under this Agreement, subject to all applicable laws, ARD shall not have any liability under this section 12.1.1 in the event that the concerned Product, when delivered to Bioamber, does not comply with the Product Specifications or the Packaging Specifications, if such non compliance is the result of the decision imposed by Bioamber.

12.1.2.	Subject to the provisions of 12.1.3, that it has obtained all the insurances, permits and authorizations required for the purpose of manufacturing and packaging the crystalline succinic acid as required by law subject to any assistance Bioamber might provide with this respect.

12.1.3.	With respect to REACH, all costs related to registration shall be borne by Bioamber, but ARD will provide any reasonable assistance to Bioamber in connection with such registration;

12.1.4.	That it has all the powers as required by law to sign this Agreement, to exercise its own rights and to comply with the obligations resulting from this Agreement, and is not a party to any contract whereby it would be prohibited from being a party to this Agreement.

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12.2.	Bioamber represents and warrants to ARD that it has all the powers as required by law and has determined with appropriate legal assistance that it is authorized to sign this Agreement, to exercise its own rights and to comply with the obligations resulting from this Agreement, and is not a party to any contract whereby it would be prohibited from being a party to this Agreement.

13.	INDEMNITY

13.1.	ARD shall hold Bioamber free of any direct damage, costs (including reasonable legal and adjustment costs), losses and claims that Bioamber would have to pay relating, directly to:

13.1.1.	The failure by ARD to fulfill or meet any obligation, engagement, representation or warranty as stipulated in this Agreement.

For the avoidance of doubt, this article 13 does not apply to any claim made pursuant to 9.2 when ARD has remedied the reservation and claims made by Bioamber in accordance with section 9.2 of this Agreement.

13.1.2.	Any direct damages or material losses resulting from any Product ARD produces which is not in compliance with the standard operating procedures and master batch records defined in the Work Plan attached to the Transitional Work Plan Agreement or resulting from gross negligence on the part of ARD or the obvious failure of ARD to comply with the Product Specifications or the Packaging Specifications at the time such Product was produced.

No party shall, in any case, be liable to the other party for any indirect consequential, consecutive, pecuniary and/or punitive damages suffered by such other party upon execution of the Agreement.

13.1.3.	The amount of the indemnification for which ARD may be liable with respect to any damage suffered by Bioamber will be calculated after deducting, if any, the amount of any benefit received by Bioamber from an insurance company on direct account of the damages giving rise to the claim.

The amount of the indemnification for which ARD may be liable with respect to any damage suffered by Bioamber will be calculated after deducting, if any, the amount of the benefit resulting from an immediate tax savings benefiting to Bioamber as a result of the tax deductibility of said damages.

13.1.4.	ARD shall not be liable under this Article 13 unless a Claim Notice has been given at the latest by the first anniversary date following the occurrence date of the event giving rise to the Claim under this Section 13 at which this Agreement is terminated.

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Bioamber may give notice of a Claim against ARD under this Article 13 (a “Claim Notice”) during the applicable claim period set out in this article 13.1.4.

Once Bioamber has become aware of events that are likely to give rise to Claims under this article 13, Bioamber must give notice of such Claims within 20 (twenty) Business Days from the date at which Bioamber has become aware of the events that were likely to give rise to such Claim. Failure to provide such Claim Notice within such time period will not operate to relieve ARD of any liability for such claim.

ARD shall be deemed to accept any Claim made by Bioamber and shall be liable to indemnify Bioamber Party for the amount of damages requested in such Claim (subject to the limitations set out in this article 13) unless ARD have given Bioamber a notice within 30 days following the Claim Notice substantially evidencing that ARD is not in breach. For the avoidance of doubt, shall ARD not reply within 30 days, this lack of reply shall be regarded as an acceptance of the Claim by ARD. If the notice to Bioamber following the Claim Notice is not given within 30 days or if said notice does not substantially evidence that ARD is not in breach, Bioamber shall be entitled to ask to ARD for payment of the indemnities within twenty (20) business days as from the expiration of the above 30-day period.

Parties shall in good faith discuss any and all Claims with a view to reaching agreement on whether and to what extent ARD is liable for the damage.

If ARD and Bioamber are unable to reach agreement within a period of two (2) months on the amount of the damage to be indemnified by ARD, the matter may be referred to arbitration.

13.1.5.	The liability cap for ARD under this Article 13 shall be limited, for each Purchase Order, to the amount of the Purchase Order paid by Bioamber to ARD and, annually, to 20 % of the turn-over excluding taxes realised by ARD with Bioamber, excluding any situation of gross negligence or wilful misconduct on the part of ARD.

13.2.	Bioamber shall hold ARD free of any direct damage, costs (including reasonable legal and adjustment costs) or losses and claims that ARD would have to pay relating directly to:

13.2.1.	The failure by Bioamber to fulfill or meet any obligation, engagement, representation or warranty as stipulated in this Agreement;

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13.2.2.	Any bodily injury (including death) or moral prejudice sustained by a person and/or any damages or material losses in connection with the Product resulting from gross negligence on the part of Bioamber.

13.2.3.	The provisions of the above subsections 13.1.3 to 13.1.5 shall apply to this section 13.2, mutatis mutandis.

14.	RECALL OF THE PRODUCT

14.1	In the event of a recall of the Product initiated by Bioamber, whether voluntarily or because of an order from competent authorities, Bioamber shall be solely responsible for the organization, execution and costs of the recall unless ARD’s gross negligence is demonstrated, in which case ARD shall be solely responsible for the organization, execution and costs of the recall. In case of a shared responsibility so declared by an expert, such responsibility shall be borne by each party in its relevant proportion.

15.	INSPECTION, RECORDS

15.1.	Bioamber, its representatives or agents shall have the right to visit, with a prior notice of three (3) business days and subject to the approval of ARD, which approval shall not be unreasonably withheld, the installations of ARD in relation to the manufacturing of the Product to make sure that the Product is manufactured according to the terms and conditions of this Agreement. Samples can be taken from time to time for the purpose of laboratory evaluation independently of the Demonstration Plant and ARD analytical labs. Such independent analyses will be paid solely by Bioamber.

15.2.	ARD will keep records for at least five (5) years showing the Product manufactured pursuant to this Agreement. ARD will permit Bioamber, its representatives or agents to obtain a copy of such records.

16.	TERM

16.1	This Agreement shall automatically enter into force from the date that the Steering Committee, created in accordance with the Transitional Work Plan Agreement, has agreed to according to the section 2.2 of the Transitional Work Plan Agreement, and shall remain in effect until June 30, 2013, unless earlier terminated in accordance with other provisions of this Agreement or unless prorogated by the parties.

17.	TERMINATION

17.1	This Agreement may be terminated as provided below, upon the occurrence of any of the following events:

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17.1.1.

If the cumulative levels of the usage factors required for the production of crystalline succinic acid remain higher, after June 30th, 2011, than the Target Usage Factors listed in Schedule Y upon execution by the Parties, Bioamber may solely terminate this Agreement without damages by giving written notice to this effect to ARD.

17.1.2.	If a party to this Agreement becomes insolvent, assigns its assets to its creditors, initiates a liquidation of its assets, files for bankruptcy or if a petition for bankruptcy is filed against it, the other party may immediately terminate this Agreement.

17.1.3.	ARD, Bioamber and DNP Green hereby agree that ARD shall be entitled to terminate, immediately and without damages, this Agreement in case the validity, patentability, enforceability and/or non-infringement of the IP which is licensed by Bioamber and/or DNP Green to ARD to perform this Agreement, is challenged by a third party non-affiliated with ARD or any of its Affiliates and that a final judgment is issued by a court confirming such third party’s allegation of infringement.

DNP Green, Bioamber and their Affiliates hereby agree to hold harmless and indemnify ARD, ARD’s direct and indirect subsidiaries, affiliated entities and corporations, against any and all damages, liabilities, losses, costs and expenses (including attorneys’ fees and expenses), arising out of any above mentioned challenge of the IP which is licensed by Bioamber and/or DNP Green to ARD to enable ARD to perform this Agreement.

17.1.4.	If a party infringes or fails to respect any of the terms, clauses, conditions or stipulations of this Agreement, the other party may terminate this Agreement by giving written notice of such default and provided that such default has not been cured within thirty (30) days from receipt of the notice.

18.	OBLIGATION OF THE PARTIES AT THE TERMINATION OF THEAGREEMENT

Following the termination of this Agreement:

18.1.	ARD shall finish in an expeditious manner any Purchase Order in which the manufacturing, processing and/or packaging of the Product has begun. After completion of any such order, ARD will stop all such manufacture, processing and/or packaging of the Product.

18.2.	Bioamber will pay to ARD all Purchase Orders that have been completed and delivered to Bioamber or its customers, under reserve of the rights of Bioamber as provided for in Section 9.2.

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18.3.	ARD will immediately deliver to Bioamber, at the latter’s cost, all the QC Release Product in inventory, any in process materials related to the Product and all Bioamber Packing Materials.

19.	INSURANCE

ARD and Bioamber shall, and shall cause their respective Affiliates to, have and maintain such type and amounts of liability insurance covering the performance of this Agreement as it is normal and customary in this industry generally for parties similarly situated, and shall upon request provide the other Party with a coverage certificate in that regard, along with any amendments and revisions thereto.

20.	RESEARCH AND DEVELOPMENT / INTELLECTUAL PROPERTY

20.1.	ARD acknowledges that all work, receipts, specifications, lists of ingredients, reports, documents, improvements or other original works relating directly or indirectly to the Bioamber Technology and the Products, as well as all intellectual property rights and trade secrets related to the Bioamber Technology and the Products, are the exclusive property of Bioamber. ARD agrees expressly to abstain from claiming rights with regards to the intellectual property, including, but not limited to, moral rights whenever applicable, and to abstain from using such property, including, but not limited to, all trade secrets, process improvements and process modifications developed by either party over the term of this Agreement, without written authorization from Bioamber.

20.2.	ARD acknowledges and agrees that Bioamber shall be the owner of all improvements, modifications and applications to and of the Bioamber Technology and the Products developed by ARD (the “ARD Improvements”) only to the extent that they relate to succinic acid, including, but not limited to the right to file any patent on such ARD Improvements. During the term of this Agreement, ARD shall be granted a non-exclusive, worldwide royalty-free license to all ARD Improvements, solely for the purposes of this Agreement, and ARD shall be granted a non-exclusive, worldwide royalty free license to any and all ARD Improvements outside the field of succinic acid. ARD shall provide to Bioamber a written notice of all ARD Improvements, in such detail as Bioamber may reasonably request. Upon termination or expiration of this Agreement, the license granted to ARD pursuant to this Section 20.2 shall terminate immediately.

20.3.	Undertakings and covenants of Bioamber with respect to any intellectual property rights required for the performance of this Agreement granted under this Agreement.

20.3.1. Bioamber and DNP or any of the successors of their business shall grant to ARD a non-exclusive, worldwide, free license to any intellectual property rights (“IP”) required for ARD to perform this Agreement.

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20.3.2. Warranties:

Subject to sections below, BIOAMBER AGREES TO DEFEND, INDEMNIFY AND HOLD ARD HARMLESS FROM AND AGAINST ANY AND ALL OUT-OF-POCKET COSTS, DAMAGES AND LOSSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEY’S FEES AND COSTS) ARISING OUT OF OR RESULTING FROM THIRD PARTY CLAIMS BASED ON ALLEGED INFRINGMENT OF ANY OF THE BIOAMBER’S INTELLECTUAL PROPERTY LICENSED TO ARD PURSUANT TO SECTION 20.3.1 HEREOF INCLUDING THE CONSEQUENCES TRIGERRED BY THE CONSEQUENT TERMINATION OF THE AGREEMENT.

SPECIAL DAMAGES. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES , NEITHER PARTY SHALL BE RESPONSIBLE TO THE OTHER FOR SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES THAT MAY BE INCURRED PURSUANT TO THIS AGREEMENT OR PERFORMANCE HEREUNDER.

HEALTH AND SAFETY. BIOAMBER WARRANTS OR GUARANTEES THAT THE EXERCISE OF THE RIGHTS GRANTED PURSUANT TO THIS AGREEMENT AND THE USE OF ANY PRODUCTS MADE PURSUANT TO THE PRACTICE OF SUCH RIGHTS WILL NOT RESULT IN SAFETY OR HEALTH HAZARDS TO WORKERS, THE ENVIRONMENT, OR TO PURCHASERS OF SUCH PRODUCTS.

INDEMNIFICATION BY BIOAMBER. SUBJECT TO ARD LIABILITY AS MANUFACTURER ON BEHALF OF BIOAMBER AND UNDER BIOAMBER INSTRUCTIONS, BIOAMBER HAS SOLE DISCRETION AND RESPONSIBILITY FOR ITS DESIGN, MAKING, MANUFACTURE, AND SALE OF PRODUCTS PURSUANT TO THIS AGREEMENT. ACCORDINGLY, TO THE EXTENT PERMITTED BY THE LAW OF FRANCE, OR ANY OTHER LAW APPLICABLE, BIOAMBER SHALL INDEMNIFY, DEFEND, AND HOLD ARD AND ITS AFFILATES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, OBLIGATIONS, CAUSES OF ACTION, LIABILITY, COSTS AND DAMAGES (INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, AWARDS FOR DAMAGES, ATTORNEY FEES, COURT COSTS, INTEREST, PENALTIES, ETC), INJURIES TO PERSONS (INCLUDING DEATH) OR PROPERTY (INCLUDING, WITHOUT LIMITATION, LOSS OF USE), PRODUCT LIABILITY CLAIMS, CLAIMS FOR IP INFRINGEMENT AND CLAIMS FOR DAMAGE TO THE ENVIRONMENT (COLLECTIVELY, “LIABILITIES”), WHATEVER THE CAUSE MAY BE, BASED UPON, ARISING OUT OF, OR RELATED TO THE ACTS OR OMISSIONS OF BIOAMBER AND ITS AFFILIATES AND/OR ANY OF THEIR EMPLOYEES, OFFICERS, EMPLOYEES, AND CONSULTANTS, SUBLICENSEES OR OTHER PERSONS ACTING ON THEIR BEHALF OR UNDER THEIR CONTROL, IN CONNECTION WITH BIOAMBER’S EXECUTION,

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DELIVERY AND PERFORMANCE OF, OR FAILURE TO PERFORM, THIS AGREEMENT, EXCLUDING LIABILITIES ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ARD, SUCH LIABILITIES HAVING BEEN OR NOT ESTABLISHED IN A COURT OF LAW AS HAVING BEEN CAUSED SOLELY AND DIRECTLY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ARD.

INDEMNIFICATION BY ARD. TO THE EXTENT PERMITTED BY THE LAW OF FRANCE, OR ANY OTHER LAW APPLICABLE, ARD SHALL INDEMNIFY, DEFEND, AND HOLD BIOAMBER AND ITS AFFILATES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, OBLIGATIONS, CAUSES OF ACTION, LIABILITY, COSTS AND DAMAGES (INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, AWARDS FOR DAMAGES, ATTORNEY FEES, COURT COSTS, INTEREST, PENALTIES, ETC), INJURIES TO PERSONS (INCLUDING DEATH) OR PROPERTY (INCLUDING, WITHOUT LIMITATION, LOSS OF USE), AND CLAIMS FOR DAMAGE TO THE ENVIRONMENT (COLLECTIVELY, “LIABILITIES”), WHATEVER THE CAUSE MAY BE, BASED UPON, ARISING OUT OF, OR RELATED TO THE ACTS OR OMISSIONS OF ARD AND ITS AFFILIATES AND/OR ANY OF THEIR EMPLOYEES, OFFICERS, EMPLOYEES, AND CONSULTANTS, SUBLICENSEES OR OTHER PERSONS ACTING ON THEIR BEHALF OR UNDER THEIR CONTROL, IN CONNECTION WITH ARD’S EXECUTION, DELIVERY AND PERFORMANCE OF, OR FAILURE TO PERFORM, THIS AGREEMENT, NAMELY IN CONNECTION WITH ARD’S MANUFACTURE OF PRODUCTS PURSUANT TO THE TERMS OF THIS AGREEMENT, EXCLUDING LIABILITIES ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BIOAMBER, SUCH LIABILITIES HAVING BEEN OR NOT ESTABLISHED IN A COURT OF LAW AS HAVING BEEN CAUSED SOLELY AND DIRECTLY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF BIOAMBER.

21.	CONFIDENTIALITY

21.1

The parties hereby agree to treat the transactions contemplated hereby and all information received in connection therewith in the strictest confidence and more particularly, ARD hereby agrees to comply will all provisions of the Confidentiality and Non-competition Agreement signed by ARD and effective as of July 1st, 2010, and DNP Green hereby agrees to comply will all provisions of the Confidentiality Agreement signed by DNP Green and effective as of July 1st, 2010.

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22.	GENERAL PROVISIONS

22.1	Entire Agreement. This Agreement, together with its schedules W, X, Y and Z, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understanding or agreement between the parties hereto with respect to the subject matter hereof.

22.2	Further Assurances. Each party shall at any time and from time to time, upon the request of the other party(ies), execute and deliver such further documents and do such further acts and things as the other party(ies) may reasonably request to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

22.3	Headings. The section and paragraph headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the content of any section or paragraph.

22.4	Notice. Any notice pursuant to this Agreement shall be in writing and shall be deemed given (a) if by hand delivery, upon receipt thereof, (b) if by facsimile transmission, upon electronic confirmation thereof, (c) if by electronic mail, upon receipt of confirmation electronic mail message, if promptly followed by a confirmation copy registered mail, return receipt requested, or (d) if by internationally recognized courier delivery service (such as Federal Express), upon such delivery. All notices shall be addressed (or such other address as either Party may in the future specify in writing to the other) to each concerned party at the addresses mentioned below:

22.4.1	for ARD:

      [***]

      Agro Industrie Recherches et Développements, S.A.

      [***]

      With a copy to:

      [***]

22.4.2	forBioamber:

      Mr. Jean-François Huc, Directeur Général

      Bioamber S.A.S.

      1250 Rene-Levesque West, Suite 4110

      Montreal, Quebec, Canada

      H3B 4W8

      E-Mail: [***]

      Fax: [***]

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      With a copy to:

      [***]

      Boivin Desbiens Senécal, g.p.

      [***]

22.5	Assignment. ARD and Bioamber may assign their rights or their obligations in this Agreement without the prior written consent of Bioamber or ARD, as applicable, provided that (a) ARD or Bioamber is in position to evidence in a satisfactory manner to ARD or Bioamber, as applicable, that (i) the beneficiary of the rights and obligations has the financial capacity to fully comply with all the terms of this Agreement as they apply to ARD, (ii) the beneficiary is not a, direct or indirect, competitor of ARD or of Bioamber and that (iii) the third party shall be bound by all the conditions, covenants and warranties of the Agreementand (b) ARD is in position to evidence in a satisfactory manner to Bioamber that the beneficiary of the rights and obligations has the ability to produce the Products and comply with the terms of this agreement.

22.6	Schedule and Preliminary Statements. The Preliminary Statements are hereby fully incorporated herein by this reference.

22.7	Amendment. No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all parties hereto.

22.8	Costs and Expenses. Each party shall bear its own costs and expenses in connection with the negotiation of this Agreement and the transactions contemplated by this Agreement.

22.9	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of France and the courts of France, in the district of Paris shall have exclusive jurisdiction.

22.10	Publicity. Press Releases, Disclosures and Public Announcements. Each party hereby undertakes not to issue any press release or other publicity materials, or make any public presentation with respect to the terms or conditions of this Agreement without the prior written consent of the other parties (such consent not to be unreasonably withheld or delayed).

22.11	Specific Performance. The parties hereof acknowledge that monetary damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, in a court of competent jurisdiction, apply for specific performance or injunctive or other relief as the court may deem just and proper in order to enforce this Agreement or to prevent violation hereof. To the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

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22.12	Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one in the same instrument. This Agreement and all other agreements, certificates, documents and instruments furnished in connection herewith or therewith may be delivered by means of an exchange of executed documents by facsimile or as an attachment in “pdf” or similar format to an electronic mail message.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of September 30th, 2010.

AGRO INDUSTRIE RECHERCHES ET DÉVELOPPEMENTS S.A.

/s/ [***]
By: [***]
Title: [***]

BIOAMBER S.A.S.

/s/ Jean- François Huc
By: Jean-François Huc Title: Directeur Général

DNP GREEN TECHNOLOGY, INC.

/s/ Jean- François Huc
By : Jean-François Huc Title: President

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SCHEDULE W

PRODUCT SPECIFICATIONS

[***]

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SCHEDULE X

QUALITY STANDARDS

[***]

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SCHEDULE Y

TARGET USAGE FACTORS

[***]

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SCHEDULE Y.2

[***]

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SCHEDULE Z

LABOR COSTS

[***]

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AMENDMENT TO THE TOLL MANUFACTURING AGREEMENT ENTERED INTO

BETWEEN AGRO INDUSTRIE RECHERCHES ET DÉVELOPPEMENTS, S.A.,

BIOAMBER S.A.S. AND DNP GREEN TECHNOLOGY, INC.

AS OF SEPTEMBER 30TH, 2010

This Amendment Agreement is made as of December 17th, 2010, between Agro Industrie Recherches et Développements, S.A. (“ARD”), BioAmber S.A.S. (“BioAmber France”) and BioAmber Inc. (formerly known as DNP Green Technology, Inc.) (“BioAmber US”).

WHEREAS ARD, BioAmber France and BioAmber US entered into a Toll Manufacturing Agreement as of September 30th, 2010 (the “Agreement”);

WHEREAS DNP Green Technology, Inc. changed its name to “BioAmber Inc.” as of November 16th, 2010;

WHEREAS the parties agree to amend the Agreement as set forth herein;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	The Agreement is modified in the following manner, the provisions of the Agreement not modified herein shall continue to be in force as stated in the Agreement:

1.1.	The following subsection 16.2 is added to the Agreement:

“16.2

This Agreement shall be renewable, at the option of Bioamber, for three (3) successive periods of six (6) months (each, a “Renewal Option”), being from July 1st, 2013 until December 31st, 2013, from January 1st, 2014 until June 30th, 2014 and from July 1st, 2014 until December 31st, 2014 (each, a “Renewed Term”).

In order to exercise a Renewal Option, BioAmber France shall notify ARD accordingly, in writing, [***] prior to the beginning of the applicable Renewed Term relating to the Renewal Option being exercised.

The terms and conditions applicable during each Renewed Term shall be identical to those applicable during the initial term of this Agreement, except for the following:

(i)	Bioamber shall only benefit of 60 % of the total production capacity of the Demonstration Plant during each Renewed Term, and shall therefore not pay more than 60 % of the labor costs associated with the operation of the Demonstration Plant during such period;

(ii)	for each Renewal Option exercised, Bioamber shall pay to ARD an aggregate sum of [***] in order to compensate ARD for the depreciation costs incurred related to the Demonstration Plant during

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each Renewed Term, which sum shall be payable in six (6) equal and consecutive monthly instalments of [***] during each Renewed Term.”

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.

AGRO INDUSTRIE RECHERCHES ET DÉVELOPPEMENTS S.A.

/s/ [***]
By: [***]
Title: [***]

BIOAMBER S.A.S.

/s/ Jean-François Huc
By: Jean-François Huc
Title: President

BIOAMBER INC.

/s/ Jean-François Huc
By : Jean-François Huc
Title: President

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